                 EXHIBIT 11--COMPUTATION OF EARNINGS PER SHARE

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

              (ALL AMOUNTS IN MILLIONS EXCEPT EARNINGS PER SHARE)

                                                             1996   1995   1994
                                                            ------ ------ ------
Primary:
  Average Shares Outstanding...............................   74.3   73.9   74.2
  Treasury Stock Method (a):
    Stock Options..........................................    0.5    0.6    1.0
    Restricted Stock.......................................    0.3    0.3    0.3
                                                            ------ ------ ------
  Average Shares Outstanding...............................   75.1   74.8   75.5
                                                            ====== ====== ======
  Net Earnings............................................. $155.8 $209.4 $158.3
                                                            ====== ====== ======
  Earnings Per Share....................................... $ 2.08 $ 2.80 $ 2.10
                                                            ====== ====== ======
Fully Diluted:
  Average Shares Outstanding...............................   74.3   73.9   74.2
  Treasury Stock Method (b):
    Stock Options..........................................    0.6    0.9    1.2
    Restricted Stock.......................................    0.3    0.3    0.3
  Assumed Conversion of Debt...............................    2.2    2.2    2.2
                                                            ------ ------ ------
Average Shares Outstanding.................................   77.4   77.3   77.9
                                                            ====== ====== ======
  Net Earnings............................................. $155.8 $209.4 $158.3
  Interest Expense, or Convertible Debt, net of tax........    4.5    4.2    4.3
                                                            ------ ------ ------
  Fully Diluted Net Earnings............................... $160.3 $213.6 $162.6
                                                            ====== ====== ======
  Earnings Per Share....................................... $ 2.07 $ 2.76 $ 2.09
                                                            ====== ====== ======

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(a) Using the average market price per share of stock for the period.
(b) Using the greater of the average market price per share of stock for the period or the market price per share of stock at the end of the period.

                                      F-10